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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 20, 1998


                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-21485                                 38-3306717
(Commission File Number)            (I.R.S. Employer Identification Number)


            4000 Town Center, Suite 1100, Southfield, Michigan   48075
               (Address of Principal Executive Office)         (Zip Code)


                                 (248) 386-8300
              (Registrant's Telephone Number, Including Area Code)


                                      None

         (Former Name and Former Address, if Changed Since Last Report)


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 Item 2. ACQUISITIONS AND DISPOSITIONS OF ASSETS


         On August 20, 1998 Superior Consultant Holdings Corporation (the "Company") and its wholly-owned subsidiary, Enterprise Consulting Group, Inc. ("Enterprise") executed and delivered a definitive Asset Purchase Agreement with Whittaker Corporation ("Whittaker") and Aviant Information, Inc. ("Aviant"), a wholly owned subsidiary of Whittaker. The transactions contemplated by the Asset Purchase Agreement were also consummated on August 20, 1998.


         Pursuant to the Asset Purchase Agreement, Enterprise acquired the assets of Aviant (other than those assets excluded by the terms of the Asset Purchase Agreement). The assets acquired included fixed assets, accounts receivable, contract rights and other general intangibles. The assets acquired were used by Aviant in connection with its information technology consulting business and will be used by Enterprise for the same purposes. In connection with the transaction, 34 Aviant personnel joined Enterprise. The purchase price for the assets was approximately $5.1 million and was determined through arm's length negotiation by the parties and based upon evaluation by the Company and Enterprise of the value of the assets acquired and the complementary nature of the business of Aviant with that of Enterprise. The purchase price was paid from working capital of the Company. A portion of the purchase price has been deposited into escrow in accordance with the terms of an Escrow Agreement dated August 20, 1998 among the Company, Enterprise, Whittaker, Aviant and First of America Bank, N.A. Additional information about this transaction is contained in the press release included as Exhibit 20 hereto.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a)      Financial Statements of Business Acquired

It is impracticable for the Company to file the financial statements as of the date hereof which are required to be filed pursuant to Item 7(a) of Form 8-K. The required financial statements will be filed by amendment to this Report no later than 60 days following the date on which this Report on Form 8-K was required to be filed.


         (b)      Pro Forma Information.


         It is impracticable for the Company to file the pro forma financial information as of the date hereof which is required to be filed pursuant to Item 7(b) of Form 8-K. The required pro forma financial information will be filed by amendment to this Report no later than 60 days following the date on which this Report on Form 8-K was required to be filed.


Exhibit No.                Description
-----------                -----------

10.1 Asset Purchase Agreement dated as of August 20, 1998 among Superior Consultant Holdings Corporation, Enterprise Consulting Group, Inc., Whittaker Corporation and Aviant Information, Inc.


10.2 Escrow Agreement dated as of August 20, 1998 among Superior Consultant Holdings Corporation, Enterprise Consulting Group, Inc., Whittaker Corporation, Aviant Information, Inc. and First of America Bank, N.A.


20                         Press Release dated August 20, 1998

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    Superior Consultant Holdings Corporation




Dated: September 2, 1998            By:  /s/ James T. House
                                         -----------------------------
                                             James T. House
                                             Chief Financial Officer


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                                 Exhibit Index
                                 -------------

Exhibit No.         Description
-----------         -----------

10.1 Asset Purchase Agreement dated as of August 20, 1998 among Superior Consultant Holdings Corporation, Enterprise Consulting Group, Inc., Whittaker Corporation and Aviant Information, Inc.

10.2 Escrow Agreement dated as of August 20, 1998 among Superior Consultant Holdings Corporation, Enterprise Consulting Group, Inc., Whittaker Corporation, Aviant Information, Inc. and First of America Bank, N.A.

20                  Press Release dated August 20, 1998